EXHIBIT 99.1

SIGNET APPOINTS VIRGINIA C. DROSOS TO THE BOARD

Hamilton, Bermuda, July 27, 2012 - Signet Jewelers Ltd (“Signet”) (NYSE and LSE: SIG), the largest specialty retail jeweler in the US and the UK, today announced that Virginia “Gina” C. Drosos has been appointed to Signet’s Board of Directors (the “Board”), effective July 25, 2012.

Ms. Drosos currently is Group President, Global Beauty, Skin, Cosmetics and Personal Care of Procter & Gamble Company (NYSE: PG), a leading multinational manufacturer of consumer packaged goods.  She recently announced her retirement from this position, effective September 1, 2012.  Ms. Drosos joined Procter & Gamble in 1987, and has held positions of increasing responsibility since then.  Ms. Drosos became Group President of Global Female Beauty, Beauty and Grooming in 2010 before assuming her current position in August 2011.  As a global business unit Group President, Ms. Drosos has responsibility for Procter & Gamble’s Global Beauty Care business unit operations, strategy and long term business development.

The Board of Directors has determined that Ms. Drosos is an independent director under the New York Stock Exchange listing standards.

H. Todd Stitzer, Chairman, commented: “We welcome Gina as a director of Signet and are confident that her experience will enable her to make a significant contribution to the Company.”

Enquiries:	Tim Jackson, Investor Relations Director, Signet Jewelers	+1 (441) 296 5872

Signet operated 1,851 specialty retail jewelry stores at April 28, 2012, these included 1,320 stores in the US, where its store concepts include "Kay Jewelers", "Jared The Galleria Of Jewelry" and a number of regional names.  At the same date, Signet also operated 531 stores in the UK, where its store concepts are "H.Samuel," "Ernest Jones," and "Leslie Davis".  Further information on Signet is available at www.signetjewelers.com .  See also www.kay.com , www.jared.com , www.hsamuel.co.uk , and www.ernestjones.co.uk .

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates.  The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet’s business, financial market risks, deterioration in consumers’ financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, and risks relating to Signet being a Bermuda corporation.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the “Risk Factors” section of Signet’s Fiscal 2012 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 22, 2012.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.